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                                                                    EXHIBIT 23.2




                     CONSENT OF HACKER, JOHNSON & SMITH PA


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2002 with respect to the consolidated financial statements of Gulf West Banks, Inc. included in the Registration Statement (Form S-4) and related Prospectus of The South Financial Group, Inc. for the registration of 4,465,141 shares of its common stock.

Hacker, Johnson & Smith PA
Tampa, Florida
May 13, 2002